UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 21, 2017
Date of Report (Date of earliest event reported)

Penumbra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
One Penumbra Place
Alameda, CA 94502
(Address of principal executive offices, including zip code)

(510) 748-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 21, 2017, the Board of Directors (the “Board”) of Penumbra, Inc. (the “Company”) appointed Ms. Bridget O’Rourke as an independent director to fill the vacancy in the Class II directors, effective immediately. Ms. O’Rourke’s term will expire with the other Class II director at the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”) at which time Ms. O’Rourke will stand for election by the Company’s stockholders at the Annual Meeting. The Board has also appointed Ms. O’Rourke to the Audit, Nominating and Corporate Governance and Compensation Committees of the Board.
The Board has determined that Ms. O’Rourke is an independent director under the New York Stock Exchange (“NYSE”) listing standards, including the listing standards applicable to audit and compensation committee members, and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines (available on the Company’s web site at www.penumbrainc.com, under Investors — Governance — Corporate Governance).
Ms. O’Rourke has held a number of executive and leadership positions over more than twenty years, with expertise across different industries. Currently, Ms. O’Rourke serves as Executive Director of the executive search and consulting practice of O’Rourke & Associates, a boutique firm providing services exclusively for the credit union industry. From August 2008 to June 2016, Ms. O’Rourke was Head of Human Resources at Passport Capital, LLC, a global asset management firm. Prior to Passport Capital, LLC, from 1997 to 2007 Ms. O’Rourke served in various positions in the financial services and executive search industries, including as Executive Search Director at O’Rourke Career Connections, Controller at Sigma Partners, a multi-fund venture capital firm, and Vice President for Citibank Global Asset Management’s Alternative Investment Strategies group. From July 1991 to December 1996, Ms. O’Rourke held audit and internal audit consulting positions of increasing responsibility at Coopers & Lybrand (now known as, “PricewaterhouseCoopers” or “PWC”). Ms. O’Rourke received a B.A. from the University of California, Santa Barbara and became a Certified Public Accountant in 1995. She currently serves on the Board of Directors of the San Francisco Fire Credit Union.
Ms. O’Rourke will receive compensation for her services (consisting of an initial equity award and annual cash retainer and equity award) in accordance with the Company’s director compensation policy applicable to non-employee directors. In connection with her appointment to the Board, Ms. O’Rourke entered into the Company’s standard form of indemnification agreement.
There are no arrangements or understandings between Ms. O’Rourke and any other person pursuant to which she was selected as a director. The Company is not aware of any transaction in which Ms. O’Rourke has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On April 21, 2017, the company issued a press release announcing Ms. O’Rourke's appointment to the Board. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of Penumbra, Inc. dated April 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: April 21, 2017	By:	/s/ Sri Kosaraju
Sri Kosaraju
Chief Financial Officer and Head of Strategy

EXHIBIT LIST

99.1	Press Release of Penumbra, Inc. dated April 21, 2017.